Exhibit 5.1

Watson, Farley & Williams (New York) LLP
100 Park Avenue
New York, New York 10017
Tel (212) 922 2200
Fax (212) 922 1512

February 15, 2008

Excel Maritime Carriers Ltd.
17th km National Road Athens
Lamia & Finikos Street
145-64 Nea Kifisia
Athens, Greece

Registration Statement on Form F-4

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of Liberia (“Liberian Law”) to Excel Maritime Carriers Ltd., a Liberian corporation (the “Company”), in connection with the preparation of a Registration Statement on Form F-4 (as amended through to the effective date thereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the issuance by the Company of up to 23,374,951 shares of the Company’s Class A common shares, par value $0.01 per share (the “Class A Shares”), pursuant to the Agreement and Plan of Merger dated as of January 29, 2008 (the “Merger Agreement”) among the Company, Bird Acquisition Corp. and Quintana Maritime Limited.

In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, and (iii) originals, or copies certified to our satisfaction, of all such records of the Company, agreements and other documents, certificates of public officials, officers and representatives of the Company and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (b) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise.  We have also assumed the power, authority and legal right of all parties (other than the Company) to the Merger Agreement to enter into and perform their respective obligations thereunder, the due authorization, execution and delivery by such parties of the Merger Agreement, and the declaration by the SEC of the effectiveness of the Registration Statement.

This opinion is limited to Liberian Law and is as of the effective date of the Registration Statement.

London • Athens • Paris • New York • Singapore • Bangkok • Rome • Hamburg

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a 'partner' means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Based on the foregoing and the facts set forth in the Registration Statement, and having regard to legal considerations which we deem relevant, we are of the opinion that the Class A Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Merger Agreement and the Registration Statement, the Class A Shares will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

Watson, Farley & Williams (New York) LLP